Exhibit 99.1

NEWS RELEASE	[Huntington Logo]

FOR IMMEDIATE RELEASE
April 16, 2003

Contacts:
Analysts Jay Gould Susan Stuart	(614) 480-4060 (614) 480-3878	Media Jeri Grier Karen Del Toro	(614) 480-5413 (614) 480-3077

HUNTINGTON BANCSHARES REPORTS
2003 FIRST QUARTER EARNINGS OF $0.37 PER SHARE;
ANNOUNCES RESTATEMENT FOR AUTO LEASE ACCOUNTING

     COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today reported 2003 first quarter earnings of $87.3 million, or $0.37 per common share, and the restatement of 2002 results due to the reclassification of $3.2 billion of auto leases from direct finance leases to operating leases.

     The company determined, after recent consultations with Ernst & Young LLP, its independent accountants, that its auto leases do not meet the requirements for direct finance lease classification under Financial Accounting Standards No. 13, “Accounting for Leases”. Financial results for 2002 through the 2003 first quarter included in this release reflect this reclassification. Prior period financial results will be restated accordingly.

     The change to operating lease accounting impacted negatively 2003 first quarter earnings by $0.01 per share and reduced previously reported 2002 full year and fourth quarter earnings by $24.6 million ($0.10 per share) and $8.5 million ($0.03 per share), respectively. The cumulative effect of the restatement on total equity as of December 31, 2002, was a reduction of $3.2 million.

     “For 20 years Huntington followed the industry practice of accounting for auto leases using direct finance lease accounting,” said Thomas Hoaglin, chairman, president, and chief executive officer. “Direct finance lease accounting portrays leases in our financial statements in the same manner as loans. In contrast, operating lease accounting portrays auto leases as if we were a purchaser and renter of automobiles. In all of our SEC filed financial statements, including the 2002 Form 10-K filed March 20, 2003, the use of direct finance lease accounting has been disclosed and accepted by Ernst & Young. Subsequent to filing our 2002 Form 10-K, Ernst & Young advised us that auto leases, previously classified as direct finance leases and reported in the loan category, do not meet the requirements for direct finance lease classification.”

     The company has discussed this reclassification and restatement with the Comptroller of the Currency. The restatement has no material impact on capital, and both the company and its bank subsidiary, The Huntington National Bank, remain “well capitalized” under regulatory capital requirements.

Lease Accounting Reclassification and Implications for Financial Statements

     Over the life of a lease the income and cash flows recognized under direct finance lease and operating lease accounting are exactly the same. However, the timing of revenue recognition is affected. Under operating lease accounting, revenue is recognized on a constant periodic basis versus declining periodic revenue recognition under the direct finance lease accounting. The implementation of operating lease accounting also changes how auto leases and related income and expenses are reported on the balance sheets and statements of income. The following table highlights the major differences on reporting financial results between the two accounting methodologies:

	Operating Lease Accounting	Direct Finance Lease Accounting
Auto leases Income earned Funding cost Depreciation expense Recoveries Gross charge-offs Reserves	Non-interest earning asset Rental income Interest expense Non-interest expense Non-interest income Non-interest expense None	Loans and leases Interest income Interest expense None Loan loss provision Loan loss provision Loan loss reserve

Discussion of 2003 First Quarter Results

NOTE: The following results reflect the impact of the reclassification of $3.2 billion in auto leases from direct finance leases to operating leases as discussed above. Prior period results have also been restated, though these amounts are subject to refinement in the Form 10-Q that will be filed on or before May 15, 2003. In order to comply with new SEC rules, Huntington has re-designed its press release this quarter to essentially eliminate discussion of non-GAAP financial measures, including operating earnings. Prior period releases had included a discussion of operating earnings, which excluded the impact of certain items primarily related to the strategic restructuring announced in July 2001. The first quarter 2003 and fourth quarter 2002 financial information provided in this press release were not impacted by these non-operating items.

     First quarter earnings were $87.3 million, or $0.37 per common share. This compares with $92.2 million, or $0.37 per common share, in the year-ago first quarter, and $76.6 million, or $0.33 per common share, in the fourth quarter of 2002.

     The year-ago quarter included a $175.3 million pre-tax gain ($56.7 million after tax, or $0.23 per common share) from the sale of the Florida banking operations and $56.2 million pre-tax ($36.5 million after tax, or $0.14 per common share) in restructuring charges. Excluding these two items, year-ago earnings were $71.9 million, or $0.29 per common share.

Management Comments

     “First quarter results reflect the progress Huntington has made in several very important areas,” said Hoaglin. “Our ability to grow loans at an 11% annualized rate given the state of the economy has been a real highlight, as was our ability to grow core deposits excluding retail CDs at a 12% rate. The quarter also saw record annuity sales. It is fairly remarkable that over the last five quarters we have been able to attract over $2.6 billion of customer assets in deposits, annuities or mutual funds. We are also pleased to report very stable credit quality trends, with net charge-offs and non-performing assets essentially flat compared with the fourth quarter. Loan loss reserves and capital remain strong, and we were able to use the capital freed up from the auto loan sale to repurchase additional shares.”

     “We also made progress in positioning Huntington for future growth by opening two new branches, and announcing the sale of our Martinsburg, West Virginia banking offices which will free up capital for further investment in the company,” he concluded.

Discussion of Results

     First quarter 2003 results compared with sequential fourth quarter performance reflected:

•	11% annualized growth in loans reflecting growth in residential mortgage, auto loans, home equity, commercial real estate and commercial loans.

•	12% annualized growth in core deposits, excluding retail CD’s.

•	3.62% net interest margin, down slightly from 3.63%.

•	The sale of $560 million of auto loans late in the quarter to lower the auto loan concentration in the loan portfolio which resulted in a $7.0 million pre-tax gain ($4.5 million after tax or $0.02 per share).

•	30% increase in mortgage banking income.

•	11% increase in brokerage and insurance income reflecting record annuity sales.

•	1% increase in non-interest expense.

•	1.82% loan loss reserve to loans ratio, unchanged.

•	0.79% non-performing assets ratio, little changed from 0.77%.

•	231% non-performing assets coverage ratio, down from 238%.

•	7.39% tangible common equity ratio, down from 7.61%.

•	Repurchased 4.3 million common shares at a cost of $81 million, leaving 3.9 million shares remaining under the current share repurchase authorization.

     Fully taxable equivalent net interest income decreased $0.7 million from the fourth quarter primarily reflecting the negative impact of two less days in the quarter and a slightly lower net interest margin, partially offset by growth in earning assets, primarily loans. The net interest margin declined slightly to 3.62% from 3.63% driven by a number of factors including growth in lower rate, but higher quality, auto loans, and heavy prepayments of higher rate mortgages, partially offset by the maturity of $800 million in high rate CD’s. Average earning assets increased $0.5 billion, all related to growth in average loans, as other earning assets were basically unchanged.

     Average loans increased 11% on an annualized basis from the fourth quarter reflecting a 15% annualized growth in consumer loans. Average residential mortgages grew 33% annualized, reflecting continued strong demand for residential mortgages. Average home equity loans and lines of credit increased 9% annualized, with average auto loans up 16% annualized. Total average commercial and commercial real estate loans increased 6% annualized, reflecting a 5% annualized increase in average commercial loans and a 9% annualized increase in average commercial real estate loans.

     Although interest rates are at low absolute levels, retail certificates of deposit (CDs) are currently a relatively expensive source of funds. Other more attractive funding sources were being emphasized which resulted in average retail CD balances declining $331 million. Total average core deposits, excluding retail CDs, increased $320 million, or 12%, annualized.

     Non-interest income, excluding securities gains, was up $9.0 million, or 3%, from the fourth quarter. This reflected a $4.7 million increase in other income, which included a $7.0 million pre-tax gain on the sale of $560 million of auto loans. Excluding the impact of the auto loan sale gain, other income was down $2.3 million, or 11%, reflecting a change in accounting for standby letters of credit. Mortgage banking income increased $3.5 million, or 30%, as the fourth quarter results included a $6.2 million mortgage servicing rights impairment. The current quarter had no such impairment. Brokerage and insurance income increased $1.6 million, or 11%, driven by record annuity sales and growth in insurance products. Reflecting seasonal factors, service charges on deposits declined $1.6 million, or 4%. Trust services income declined $0.4 million, or 3%, reflecting lower account balances driven by weak capital markets. Other services charges and fees declined $0.6 million, or 5%, due to the seasonal decline in transaction-based product fees.

     Non-interest expense was up $2.9 million, or 1%, from the fourth quarter driven primarily by higher personnel and net occupancy costs. Personnel costs were up $7.9 million, or 7%, reflecting a combination of factors including the annual FICA reset, higher pension costs, higher performance-based compensation and transition expenses related to a reduction in headcount. The $3.4 million increase in net occupancy expense reflected higher real estate taxes and snow removal costs. Operating lease expense was down $3.8 million. Professional services were down $1.7 million with other expense down $1.4 million.

     Net charge-offs for the 2003 first quarter were $31.9 million, or an annualized 0.71% of average loans. Excluding charge-offs on exited portfolios for which reserves were previously established, adjusted net charge-offs were $30.3 million, or 0.68% of average loans. This compares with comparable 2002 fourth quarter net charge-offs of $29.3 million, or an annualized 0.67% of average loans, excluding the impact of the fourth quarter credit actions, as well as net charge-offs on exited portfolios in that same period.

     The over 30-day delinquent, but still accruing, ratio for total loans decreased 18 basis points to 1.40% at the end of the first quarter from 1.58% at the end of the fourth quarter. This reflected a significant improvement in the consumer delinquency ratio to 2.03% from 2.23%, with total commercial and commercial real estate delinquencies declining to 0.85% from 1.00%.

     Loan loss provision expense in the first quarter was $35.7 million, exceeding the $31.9 million in net charge-offs by $3.8 million. The March 31, 2003, allowance for loan losses as a percent of period-end loans was 1.82%, unchanged from the level at December 31, 2002, and compares to 2.09% a year ago. The allowance for loan losses as a percent of non-performing assets decreased slightly to 231% at March 31, 2003, from 238% at the end of last year, but remained well above the year-ago level of 151%.

     Non-performing assets at March 31, 2003 were $140.7 million and represented 0.79% of period-end loans and other real estate owned. This was up slightly from $136.7 million, or 0.77%, at December 31, 2002, but down significantly from $225.5 million, or 1.38% of period-end loans and other real estate and the end of the year-ago quarter. Non-performing assets continued to be concentrated in the manufacturing and services sectors.

     At March 31, 2003, the tangible equity to assets ratio was 7.39%, down from 7.62% at December 31, 2002. This decrease reflected the impact of the company’s share repurchase program and strong growth in assets, partially offset by earnings growth. During the quarter 4.3 million shares were repurchased, leaving 3.9 million shares under the current share repurchase authorization. Further purchases will be made from time-to-time in the open market or through privately negotiated transactions depending upon market conditions.

2003 OUTLOOK

     The direction of the economy and interest rates continue to be the most significant factors impacting 2003 performance. Reflecting an economy that continues to search for direction, our outlook is that non-performing assets will remain around these levels for the next few quarters, and we anticipate 2003 full-year charge-offs will be in the 65 – 75 basis point range, after giving affect to the operating lease reclassification.

     Earnings in 2003 are expected to be adversely impacted by $0.03 per share resulting from operating lease accounting, thus adjusting full-year expectations to $1.47 – $1.51 per share. This expectation does not include any impact from the implementation of FIN 46 (Consolidation of Variable Interest Entities), which will be adopted no later than the third quarter, or the expensing of stock options, which is under review.

Conference Call / Webcast Information

Huntington’s senior management will host a conference call today to discuss these developments and results at 1:00p.m.. EDT. The call may be accessed via a live Internet webcast at www.huntington-ir.com or through a dial-in telephone number at (800) 491-3988. Slides will be available at www.huntington-ir.com just prior to 1:00p.m. EDT today for review during the call. A replay of the webcast will be archived in the Investor Relations section of Huntington’s web site www.huntington-ir.com. A telephone replay will be available two hours after the completion of the call through April 30, 2003, at (888) 211-2648; conference ID 3217251. The conference call transcript and slides will be filed with the Securities and Exchange Commission on Form 8-K.

Forward-looking Statement

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Business Risks” included in Item 1 of Huntington’s Annual Report on Form 10-K for the year ended December 31, 2002, and other factors described from time to time in Huntington’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

About Huntington

Huntington Bancshares Incorporated is a $28 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 137 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of more than 850 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong.

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HUNTINGTON BANCSHARES INCORPORATED
Quarterly Key Statistics (1)

				Percent Change vs.

(in thousands, except per share amounts)	1Q03	4Q02	1Q02	4Q02	1Q02

Net Interest Income	$193,099	$193,981	$184,519	(0.5)%	4.6%

Provision for Loan Losses	35,740	47,644	39,010	(25.0)	(8.4)

Securities Gains	1,198	2,339	457	(48.8)	N.M.

Non-Interest Income	315,561	306,532	303,062	2.9	4.1

Gain on Sale of Florida Operations	—	—	175,344	—	(100.0)

Non-Interest Expense	355,625	352,720	351,838	0.8	1.1

Special Charges	—	—	56,184	—	(100.0)

Income Before Income Taxes	118,493	102,488	216,350	15.6	(45.2)

Income Taxes	31,196	25,881	124,182	20.5	(74.9)

Net Income	$87,297	$76,607	$92,168	14.0%	(5.3)%

Net Income per common share — diluted	$0.37	$0.33	$0.37	12.1%	—%

Cash dividends declared per common share	$0.16	$0.16	$0.16	—%	—%

Book value per common share at end of period	$9.90	$9.88	$9.80	0.2%	1.0%

Average common shares — basic	231,355	233,581	250,749	(1.0)%	(7.7)%

Average common shares — diluted	232,805	235,083	251,953	(1.0)%	(7.6)%

Return on average assets	1.29%	1.13%	1.41%

Return on average shareholders’ equity	15.7%	13.6%	15.7%

Net interest margin	3.62%	3.63%	3.64%

Efficiency ratio (2)	69.6%	70.2%	71.7%

Average loans	$18,009,320	$17,540,241	$17,417,015	2.7%	3.4%

Average earning assets	$21,862,758	$21,395,980	$20,712,850	2.2%	5.6%

Average core deposits (3)	$14,997,300	$15,008,428	$16,300,959	(0.1)%	(8.0)%

Average core deposits — linked quarter annualized growth rate (3)	(0.3)%	(1.6)%	(42.4)%

Average core deposits — excluding CDs	$12,033,811	$11,706,907	$12,078,861	2.8%	(0.4)%

Average core deposits excl. CDs — linked quarter annualized growth rate	11.2%	3.1%	(34.2)%

Average total assets	$27,425,509	$26,857,956	$26,574,774	2.1%	3.2%

Average shareholders’ equity	$2,248,526	$2,241,992	$2,387,714	0.3%	(5.8)%

Total assets at end of period	$27,911,752	$27,572,754	$24,773,175	1.2%	12.7%

Total shareholders’ equity at end of period	$2,264,348	$2,300,585	$2,449,749	(1.6)%	(7.6)%

Net charge-offs (NCOs) — including exited businesses	$31,916	$82,428	$42,972	(61.3)%	(25.7)%

NCOs as a % of average loans - including exited businesses	0.71%	1.88%	1.00%

NCOs — excluding exited businesses	$30,284	$80,604	$39,224	(62.4)%	(22.8)%

NCOs as a % of average loans — excluding exited businesses	0.68%	1.85%	0.92%

Non-performing loans (NPLs)	$126,641	$128,069	$219,418	(1.1)%	(42.3)%

Non-performing assets (NPAs)	$140,725	$136,723	$225,530	2.9%	(37.6)%

NPAs as a % of total loans and other real estate (OREO)	0.79%	0.77%	1.38%

Allowance for loan losses (ALL) as a % of total loans at the end of period	1.82%	1.82%	2.09%

ALL as a % of NPLs	256.5%	253.5%	155.3%

ALL as a % of NPAs	230.8%	237.5%	151.1%

Tier 1 risk-based capital (4) (5)	8.52%	8.69%	10.31%

Total risk-based capital (4) (5)	11.35%	11.53%	13.45%

Tier 1 leverage (4)	8.59%	8.88%	9.77%

Average equity / assets	8.20%	8.35%	8.98%

Tangible equity / assets (5)	7.39%	7.61%	9.12%

(1)	Prior periods restated for change in accounting for automobile leases from direct financing leases to operating leases.

(2)	1Q02 excludes the gain on the sale of the Florida operations and special charges.

(3)	Includes non-interest bearing and interest bearing demand deposits, savings deposits, CDs under $100,000 and IRA deposits.

(4)	Estimated.

(5)	At end of period. Tangible equity (total equity less intangible assets) divided by tangible assets (total assets less intangible assets).

N.M. — Not Meaningful.

HUNTINGTON BANCSHARES INCORPORATED
Quarterly Financial Review
March 2003

Table of Contents

Consolidated Balance Sheets	1

Loans and Deposits	2

Consolidated Quarterly Average Balance Sheets and Net Interest Margin Analysis	3

Selected Quarterly Income Statement Data	4

Quarterly Loan Loss Reserve and Net Charge-Off Analysis	5

Quarterly Non-Performing Assets and Past Due Loans	6

Quarterly Stock Summary, Capital, and Other Data	7

Note: The following results reflect the impact of the reclassification of $3.2 billion in automobile leases from direct financing leases to operating leases. Prior period results have been restated, though these amounts are subject to refinement in Huntington’s Form 10-Q that will be filed with the Securities and Exchange Commission on or before May 15, 2003.

Huntington Bancshares Incorporated
Consolidated Balance Sheets(1)

			Change March '03 vs. '02
	March 31,	March 31,
(in thousands)	2003	2002	Amount	Percent

Assets

Cash and due from banks	$865,724	$654,312	$211,412	32.3%

Interest bearing deposits in banks	36,117	29,537	6,580	22.3

Trading account securities	22,715	4,040	18,675	N.M.

Federal funds sold and securities purchased under resale agreements	46,456	60,118	(13,662)	(22.7)

Loans held for sale	513,638	184,353	329,285	N.M.

Securities available for sale — at fair value	3,680,260	2,869,826	810,434	28.2

Investment securities — fair value $7,075 and $11,400, respectively	6,908	11,264	(4,356)	(38.7)

Total loans(2)	17,849,424	16,323,043	1,526,381	9.4

Less allowance for loan losses	324,834	340,851	(16,017)	(4.7)

Net loans	17,524,590	15,982,192	1,542,398	9.7

Operating leases	3,107,821	2,985,057	122,764	4.1

Bank owned life insurance	895,780	852,931	42,849	5.0

Premises and equipment	333,142	362,135	(28,993)	(8.0)

Goodwill and other intangible assets	218,363	209,942	8,421	4.0

Customers’ acceptance liability	10,004	15,558	(5,554)	(35.7)

Accrued income and other assets	650,234	551,910	98,324	17.8

Total Assets	$27,911,752	$24,773,175	$3,138,577	12.7%

Liabilities and Shareholders’ Equity

Total deposits (2)	$17,688,984	$16,266,785	$1,422,199	8.7%

Short-term borrowings	2,149,128	1,803,250	345,878	19.2

Bank acceptances outstanding	10,004	15,558	(5,554)	(35.7)

Medium-term notes	2,473,006	1,969,398	503,608	25.6

Federal Home Loan Bank advances	1,253,000	17,000	1,236,000	N.M.

Subordinated notes and other long-term debt	633,896	921,407	(287,511)	(31.2)

Company obligated mandatorily redeemable preferred capital securities of subsidiary trusts holding solely junior subordinated debentures of the Parent Company	300,000	300,000	—	—

Accrued expenses and other liabilities	1,139,386	1,030,028	109,358	10.6

Total Liabilities	25,647,404	22,323,426	3,323,978	14.9

Shareholders’ equity

Preferred stock — authorized 6,617,808 shares; none outstanding	—	—	—	—

Common stock — without par value; authorized 500,000,000 shares; issued 257,866,255 shares; outstanding 228,641,557 and 249,991,932 shares, respectively	2,483,258	2,486,832	(3,574)	(0.1)

Less 29,224,698 and 7,874,323 treasury shares, respectively	(553,100)	(144,199)	(408,901)	N.M.

Accumulated other comprehensive income	54,630	9,484	45,146	N.M.

Retained earnings	279,560	97,632	181,928	N.M.

Total Shareholders’ Equity	2,264,348	2,449,749	(185,401)	(7.6)

Total Liabilities and Shareholders’ Equity	$27,911,752	$24,773,175	$3,138,577	12.7%

(1)	Prior period restated.

(2)	See Page 2 for detail of Loans and Deposits.

N.M. — Not Meaningful.

Huntington Bancshares Incorporated
Loans and Deposits (1)

Loan Portfolio Composition by Type and by Business Segment

(in thousands)
	March 31, 2003		March 31, 2002

By Loan Type	Balance	%	Balance	%

Commercial	$5,746,422	32.2	$5,681,788	34.8

Commercial real estate	3,778,379	21.2	3,488,251	21.4

Total Commercial and Commercial real estate	9,524,801	53.4	9,170,039	56.2

Consumer

Automobile loans	2,821,030	15.8	2,672,133	16.4

Home equity	3,285,807	18.4	2,830,814	17.3

Residential mortgage	1,835,299	10.3	1,232,004	7.5

Other loans	382,487	2.1	418,053	2.6

Total Consumer	8,324,623	46.6	7,153,004	43.8

Total Loans	$17,849,424	100.0	$16,323,043	100.0

Total Loans by Business Segment

Regional Banking

Central Ohio / West Virginia	$4,771,744	26.7	$4,501,900	27.6

Northern Ohio	2,708,825	15.2	2,722,682	16.7

Southern Ohio / Kentucky	1,558,548	8.7	1,390,716	8.5

West Michigan	1,949,053	10.9	1,842,290	11.3

East Michigan	1,212,153	6.8	986,282	6.0

Indiana	691,399	3.9	690,481	4.2

Total Regional Banking	12,891,722	72.2	12,134,351	74.3

Dealer Sales	3,596,154	20.1	3,256,902	20.0

Private Financial Group	1,120,645	6.3	808,810	5.0

Treasury / Other	240,903	1.4	122,980	0.7

Total Loans	$17,849,424	100.0	$16,323,043	100.0

Deposit Composition by Deposit Type and by Business Segment

(in thousands)
	March 31, 2003		March 31, 2002

By Deposit Type	Balance	%	Balance	%

Demand deposits

Non-interest bearing	$2,970,761	16.8	$2,857,233	17.6

Interest bearing	5,849,687	33.1	4,747,283	29.2

Savings deposits	2,981,091	16.9	2,895,445	17.8

Other domestic time deposits	3,523,672	19.9	4,179,814	25.7

Total Core Deposits (2)	15,325,211	86.7	14,679,775	90.3

Domestic time deposits of $100,000 or more	798,289	4.5	895,427	5.5

Brokered time deposits and negotiable CDs	1,207,814	6.8	451,173	2.8

Foreign time deposits	357,670	2.0	240,410	1.4

Total Deposits	$17,688,984	100.0	$16,266,785	100.0

Total Deposits by Business Segment

Regional Banking

Central Ohio / West Virginia	$5,386,109	30.4	$5,453,373	33.5

Northern Ohio	3,535,856	20.0	3,264,839	20.1

Southern Ohio / Kentucky	1,336,734	7.6	1,336,395	8.2

West Michigan	2,512,520	14.2	2,509,439	15.4

East Michigan	2,007,986	11.4	1,908,528	11.7

Indiana	623,094	3.5	562,942	3.5

Total Regional Banking	15,402,299	87.1	15,035,516	92.4

Dealer Sales	67,268	0.4	51,462	0.3

Private Financial Group	959,341	5.4	726,678	4.5

Treasury / Other (3)	1,260,076	7.1	453,129	2.8

Total Deposits	$17,688,984	100.0	$16,266,785	100.0

(1)	Prior period restated.

(2)	Core deposits include non-interest bearing and interest bearing demand deposits, savings deposits, CDs under $100,000, and IRA deposits.

(3)	Comprised largely of brokered deposits and negotiable CDs.

Huntington Bancshares Incorporated
Consolidated Quarterly Average Balance Sheets and Net Interest Margin Analysis (1)
(in millions)

	Average Balances					Average Rates (4)

	2003	2002				2003	2002

Fully Tax Equivalent Basis (2)	First	Fourth	Third	Second	First	First	Fourth	Third	Second	First

Assets

Interest bearing deposits in banks	$37	$34	$35	$29	$34	1.61%	1.93%	2.06%	2.44%	2.02%

Trading account securities	12	9	7	6	5	4.63	3.37	4.95	5.37	2.79

Federal funds sold and securities purchased under resale agreements	57	83	76	68	62	2.14	1.83	1.40	1.51	1.43

Mortgages held for sale	459	467	267	174	381	5.56	5.84	6.57	7.07	6.51

Securities:

Taxable	3,014	3,029	2,953	2,735	2,713	5.17	5.53	6.01	6.33	6.43

Tax exempt	275	234	108	96	101	7.22	7.15	7.52	7.69	7.76

Total Securities	3,289	3,263	3,061	2,831	2,814	5.34	5.64	6.07	6.37	6.48

Loans: (3)

Commercial	5,621	5,553	5,502	5,614	6,045	5.51	5.76	5.86	5.84	5.75

Real Estate

Construction	1,188	1,071	1,248	1,259	1,291	4.23	4.26	4.70	5.14	4.99

Commercial	2,565	2,601	2,316	2,233	2,364	5.76	5.92	6.31	6.54	6.80

Consumer

Automobile loans	3,167	3,047	2,891	2,690	2,841	8.10	8.39	8.70	8.89	8.81

Home equity	3,239	3,168	3,062	2,911	3,209	5.35	5.82	5.96	6.05	6.56

Residential mortgage	1,841	1,702	1,492	1,390	1,185	5.62	5.69	5.96	6.21	6.62

Other loans	388	398	404	413	482	7.47	8.14	8.58	8.62	8.59

Total Consumer	8,635	8,315	7,849	7,404	7,717	6.51	6.85	7.11	7.26	7.52

Total loans	18,009	17,540	16,915	16,510	17,417	5.94	6.21	6.41	6.52	6.62

Allowance for loan losses	337	376	360	355	371

Net loans	17,672	17,164	16,555	16,155	17,046

Total earning assets	21,863	21,396	20,361	19,618	20,713	5.83%	6.09%	6.34%	6.48%	6.58%

Operating leases	3,098	3,085	3,034	2,986	3,029

Cash and due from banks	740	717	763	722	819

Intangible assets	218	225	202	213	536

All other assets	1,844	1,811	1,794	1,796	1,849

Total Assets	$27,426	$26,858	$25,794	$24,980	$26,575

Liabilities and Shareholders’ Equity

Core deposits

Non-interest bearing deposits	$2,958	$2,955	$2,868	$2,739	$3,041

Interest bearing demand deposits	5,597	5,305	5,269	4,920	5,148	1.47%	1.57%	1.77%	1.84%	1.80%

Savings deposits	2,771	2,746	2,766	2,808	3,097	1.89	1.73	1.81	1.83	1.87

Other domestic time deposits	3,671	4,002	4,167	4,226	5,015	3.91	4.26	4.40	4.51	4.88

Total core deposits	14,997	15,008	15,070	14,693	16,301	2.31	2.50	2.68	2.78	2.98

Domestic time deposits of $100,000 or more	743	735	777	844	1,052	2.86	3.29	3.29	3.33	3.58

Brokered time deposits and negotiable CDs	1,155	1,057	907	649	302	1.98	2.25	2.37	2.48	2.48

Foreign time deposits	515	409	370	296	270	1.06	1.29	1.43	1.38	1.91

Total deposits	17,410	17,209	17,124	16,482	17,925	2.27	2.49	2.66	2.77	2.99

Short-term borrowings	2,347	2,515	2,108	1,886	1,998	1.84	1.86	1.88	1.97	2.36

Medium-term notes	2,233	1,832	1,752	1,910	1,967	2.71	3.26	3.37	3.21	3.43

Federal Home Loan Bank advances	1,216	848	228	14	17	1.47	1.84	2.04	5.97	6.10

Subordinated notes and other long-term debt, including preferred capital securities	937	1,147	1,215	1,215	1,216	3.72	3.80	3.99	4.03	4.12

Total interest bearing liabilities	21,185	20,596	19,559	18,768	20,082	2.29%	2.53%	2.73%	2.82%	3.04%

All other liabilities	1,034	1,065	1,082	1,117	1,064

Shareholders’ equity	2,249	2,242	2,285	2,356	2,388

Total Liabilities and Shareholders’ Equity	$27,426	$26,858	$25,794	$24,980	$26,575

Net interest rate spread						3.54%	3.56%	3.61%	3.66%	3.54%

Impact of non-interest bearing funds on margin						0.08	0.07	0.09	0.12	0.10

Net Interest Margin						3.62%	3.63%	3.70%	3.78%	3.64%

(1)	Prior periods restated.

(2)	Fully tax equivalent yields are calculated assuming a 35% tax rate.

(3)	Individual loan components include applicable fees.

(4)	Loan and deposit average rates include impact of applicable derivatives.

Huntington Bancshares Incorporated
Selected Quarterly Income Statement Data (1)

	2003	2002

(in thousands, except per share amounts)	First	Fourth	Third	Second	First

Net Interest Income	$193,099	$193,981	$189,024	$183,806	$184,519

Provision for loan losses	35,740	47,644	48,774	45,569	39,010

Net Interest Income After

Provision for Loan Losses	157,359	146,337	140,250	138,237	145,509

Operating lease income	182,901	180,722	183,295	177,527	175,669

Service charges on deposit accounts	39,592	41,177	37,460	35,354	38,530

Brokerage and insurance income	15,497	13,941	13,664	16,899	17,605

Trust services	14,911	15,306	14,997	16,247	15,501

Mortgage banking	14,890	11,410	6,289	10,725	19,565

Bank Owned Life Insurance income	11,137	11,443	11,443	11,443	11,676

Other service charges and fees	10,338	10,890	10,837	10,529	10,632

Other	26,295	21,643	21,327	17,811	13,884

Total Non-Interest Income Before Gain on Sale of Florida Operations, Merchant Services Gain, and Securities Gains	315,561	306,532	299,312	296,535	303,062

Gain on sale of Florida operations	—	—	—	—	175,344

Merchant Services gain	—	—	24,550	—	—

Securities gains	1,198	2,339	1,140	966	457

Total Non-Interest Income	316,759	308,871	325,002	297,501	478,863

Operating lease expense	143,593	147,388	139,786	135,781	139,698

Personnel costs	121,743	113,852	107,477	105,146	114,285

Net occupancy	16,815	13,454	14,815	14,756	17,239

Outside data processing and other services	16,579	17,209	15,128	16,592	18,439

Equipment	16,412	17,337	17,378	16,659	16,949

Marketing	6,626	6,186	7,491	7,231	7,003

Professional services	6,331	8,026	6,083	6,267	5,401

Telecommunications	5,701	5,714	5,609	5,320	6,018

Printing and supplies	3,681	3,999	3,679	3,683	3,837

Other	18,144	19,555	19,297	20,297	22,969

Total Non-Interest Expense Before Special Charges	355,625	352,720	336,743	331,732	351,838

Special charges	—	—	—	—	56,184

Total Non-Interest Expense After Special Charges	355,625	352,720	336,743	331,732	408,022

Income Before Income Taxes	118,493	102,488	128,509	104,006	216,350

Income taxes	31,196	25,881	34,493	28,187	124,182

Net Income	$87,297	$76,607	$94,016	$75,819	$92,168

Per Common Share

Net Income — Diluted	$0.37	$0.33	$0.39	$0.30	$0.37

Cash Dividends Declared	$0.16	$0.16	$0.16	$0.16	$0.16

Return on:

Average total assets	1.29%	1.13%	1.45%	1.22%	1.41%

Average total shareholders’ equity	15.7%	13.6%	16.3%	12.9%	15.7%

Net interest margin (2)	3.62%	3.63%	3.70%	3.78%	3.64%

Efficiency ratio (3)	69.6%	70.2%	68.8%	68.9%	71.7%

Revenue — Fully Taxable Equivalent (FTE)

Net Interest Income	$193,099	$193,981	$189,024	$183,806	$184,519

Tax Equivalent Adjustment (2)	2,096	1,869	1,096	1,071	1,169

Net Interest Income	195,195	195,850	190,120	184,877	185,688

Non-Interest Income	316,759	308,871	325,002	297,501	478,863

Total Revenue	$511,954	$504,721	$515,122	$482,378	$664,551

Total Revenue Excluding Securities Gains	$510,756	$502,382	$513,982	$481,412	$664,094

(1)	Prior periods restated.

(2)	Calculated assuming a 35% tax rate.

(3)	Excludes gain on sale of Florida operations and special charges.

Huntington Bancshares Incorporated
Quarterly Loan Loss Reserve and Net Charge-off Analysis(1)

	2003	2002

(in thousands)	First	Fourth	Third	Second	First

Allowance for Loan Losses,
Beginning of Period	$324,649	$361,896	$347,887	$340,851	$369,332
Loan losses	(39,345)	(93,160)	(43,546)	(45,230)	(50,986)
Recoveries of loans previously charged off	7,429	10,732	9,963	8,731	8,014

Net loan losses	(31,916)	(82,428)	(33,583)	(36,499)	(42,972)

Provision for loan losses	35,740	47,644	48,774	45,569	39,010
Allowance of assets (sold) / purchased	(2,981)	—	1,264	—	(22,297)
Allowance of securitized loans	(658)	(2,463)	(2,446)	(2,034)	(2,222)

Allowance for Loan Losses, End of Period	$324,834	$324,649	$361,896	$347,887	$340,851

Allowance for loan losses as a % of total loans	1.82%	1.82%	2.09%	2.09%	2.09%

Allowance for loan losses as a % of non-performing loans	256.5%	253.5%	177.9%	164.0%	155.3%

Allowance for loan losses as a % of non-performing assets	230.8%	237.5%	169.0%	155.8%	151.1%

Net Charge-offs by Type

Commercial	$14,942	$59,725	$16,808	$21,468	$19,527
Commercial real estate	546	7,536	4,085	2,037	3,983

Total commercial and commercial real estate	15,488	67,261	20,893	23,505	23,510

Consumer
Automobile loans	9,268	8,778	6,869	5,733	10,217
Home equity	4,053	3,526	2,934	3,096	3,950
Residential mortgage	145	72	123	555	122
Other loans	1,330	967	907	1,225	1,425

Total consumer	14,796	13,343	10,833	10,609	15,714

Total net charge-offs, excluding exited businesses	30,284	80,604	31,726	34,114	39,224
Net charge-offs related to exited businesses (2)	1,632	1,824	1,857	2,385	3,748

Total Net Charge-offs — Including Exited Businesses	$31,916	$82,428	$33,583	$36,499	$42,972

Net Charge-offs — Annualized Percentages
Commercial	1.06%	4.30%	1.21%	1.53%	1.31%
Commercial real estate	0.06	0.82	0.45	0.23	0.44

Total commercial and commercial real estate	0.66	2.92	0.91	1.04	0.98

Consumer
Automobile loans	1.19	1.18	0.97	0.89	1.52
Home equity	0.50	0.45	0.38	0.43	0.50
Residential mortgage	0.03	0.02	0.03	0.16	0.04
Other loans	1.39	0.99	0.91	1.22	1.23

Total consumer	0.69	0.65	0.55	0.58	0.84

Total Net Charge-offs — Excluding Exited Businesses	0.68	1.85	0.75	0.83	0.92
Net charge-offs related to exited businesses (2)	0.03	0.03	0.04	0.06	0.08

Net Charge-offs as a % of Average Loans -
Including Exited Businesses	0.71%	1.88%	0.79%	0.89%	1.00%

(1)	Prior periods restated.
(2)	Exited businesses include Second Tier automobile and Truck and Equipment lending.

Huntington Bancshares Incorporated
Quarterly Non-Performing Assets and Past Due Loans(1)

	2003	2002

(in thousands)	First	Fourth	Third	Second	First

Non-accrual loans:
Commercial	$94,754	$91,861	$147,392	$156,252	$162,959
Commercial real estate	22,585	26,765	47,537	45,795	43,295
Residential mortgage	9,302	9,443	8,488	8,776	11,896

Total Nonaccrual Loans	126,641	128,069	203,417	210,823	218,150
Renegotiated loans	—	—	37	1,268	1,268

Total Non-Performing Loans	126,641	128,069	203,454	212,091	219,418
Other real estate, net	14,084	8,654	10,675	11,146	6,112

Total Non-Performing Assets	$140,725	$136,723	$214,129	$223,237	$225,530

Non-performing loans as a % of total loans	0.71%	0.72%	1.17%	1.28%	1.34%
Non-performing assets as a % of total loans and other real estate	0.79%	0.77%	1.23%	1.34%	1.38%

Accruing loans past due 90 days or more	$57,241	$61,526	$57,337	$47,663	$51,446

	2003	2002

(in thousands)	First	Fourth	Third	Second	First

Non-Performing Assets, Beginning of Period	$136,723	$214,129	$223,237	$225,530	$227,493
New non-performing assets	48,359	65,506	47,219	73,002	74,446
Returns to accruing status	(5,993)	(12,658)	(380)	(337)	(3,749)
Loan losses	(17,954)	(72,767)	(25,480)	(28,297)	(26,072)
Payments	(15,440)	(28,500)	(26,308)	(44,303)	(37,663)
Sales	(4,970)	(28,987)	(4,215)	(2,358)	(8,925	)(2)
Other (3)	—	—	56	—	—

Non-Performing Assets, End of Period	$140,725	$136,723	$214,129	$223,237	$225,530

(1)	Prior periods restated.

(2)	Includes $6.5 million related to the sale of Florida operations.

(3)	Includes loans acquired.

1

Huntington Bancshares Incorporated
Quarterly Stock Summary, Capital, and Other Data (1)

Quarterly Common Stock Summary

	2003	2002

	First	Fourth	Third	Second	First

Common Stock Price
High	$19.800	$19.980	$20.430	$21.770	$20.310
Low	17.780	16.160	16.000	18.590	16.660
Close	18.590	18.710	18.190	19.420	19.700
Average Closing Price	18.876	18.769	19.142	20.089	18.332

Dividends
Cash dividends declared on common stock	$0.16	$0.16	$0.16	$0.16	$0.16

Common shares outstanding (000s)
Average — Basic	231,355	233,581	239,925	246,106	250,749
Average — Diluted	232,805	235,083	241,357	247,867	251,953
Ending	228,642	232,879	237,544	242,920	249,992

2003 Common Share Repurchase Program (000s) (2)

Authorized Under Repurchase Programs	8,200
Number of Shares Repurchased	4,300

Remaining Shares Authorized to Repurchase	3,900

Note: Intra-day and closing stock price quotations were obtained from NASDAQ.

Capital Data — End of Period

	2003	2002

(in millions)	First (3)	Fourth	Third	Second	First

Total Risk-Adjusted Assets	$27,413	$27,220	$26,354	$25,328	$24,981
Tier 1 Risk-Based Capital Ratio	8.52%	8.69%	9.16%	9.75%	10.31%
Total Risk-Based Capital Ratio	11.35%	11.53%	12.12%	12.78%	13.45%
Tier 1 Leverage Ratio	8.59%	8.88%	9.44%	9.97%	9.77%
Tangible Equity / Asset Ratio	7.39%	7.61%	8.02%	8.54%	9.12%

Other Data — End of Period

	2003	2002

	First (3)	Fourth	Third	Second	First

Number of employees (full-time equivalent)	8,134	8,177	8,117	8,174	8,342
Number of domestic full-service banking offices (4)	342	343	336	336	339

(1)	Prior periods restated.

(2)	The board of directors authorized the repurchase of 8 million shares in January 2003, canceling the prior authorization of 2002. Huntington repurchased 19.2 million shares under this prior authorization in 2002 and .2 million shares in 2003. The authorization in the table above includes the shares repurchased in 2003 and authorized in 2002.

(3)	Estimated.

(4)	Includes three Private Financial Group offices in Florida.